Exhibit 24.5

POWER OF ATTORNEY

May 13, 2025

The undersigned director of Pfizer Inc. hereby constitutes and appoints Douglas M. Lankler and Margaret M. Madden and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned has executed this power of attorney as of the date first written above.

/s/ Cyrus Taraporevala
Cyrus Taraporevala